Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com

PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Second Quarter Ended June 30, 2011
DALLAS, TX, August 4, 2011 — Penson Worldwide, Inc. (NASDAQ: PNSN) announced results for the quarter ended June 30, 2011, including a substantial non-cash write down of nonaccrual receivables. Separately, the Company also announced a series of strategic initiatives already underway designed to reduce costs and debt, increase profitability and capital, better position the Company for growth, and enhance shareholder value. In conjunction with this news release, Penson intends to issue a news release with respect to these strategic initiatives.
2Q11 Financial Summary
Net revenues of $78.5 million declined 5% from the first quarter ended March 31, 2011, reflecting generally soft industry-wide trading volumes, partially offset by new business and increased stock lending activity. Operating expenses declined 3%, to $84.1 million, resulting in a loss from operations of $3.5 million net of tax, equal to ($0.12) per share.
In addition, the Company recorded a non-cash write down of $43.0 million, equal to $26.7 million or ($0.94) per share net of tax, against $96.6 million of nonaccrual receivables. The write down was recorded in conjunction with Penson’s initiation of foreclosure proceedings on the majority of the collateral underlying these receivables, including, but not solely related to, certain assets associated with the Retama Development Corporation, and shares of Penson Worldwide stock. The write down resulted from an updated evaluation of these receivables’ collectability based on new appraisals of the underlying collateral, and the impact on the collateral of the recent Texas Legislative Session, which ended on June 29, 2011 with no legislation passed to expand gaming activities at racetracks in the State. Because the nonaccrual receivables have already been fully deducted from regulatory capital, this write down of these receivables should not have any impact on the liquidity or capital resources of the Company’s operating companies.
Including this non-cash write down, the net loss for the second quarter was $30.2 million, equal to ($1.06) per share, as compared to a net loss of $2.9 million, or ($0.10) per share, for the first quarter.
CEO Comment
“While we are very disappointed in our quarterly loss and the non-cash write down, I want to emphasize that these results have no effect on Penson’s ability to continue our service to our correspondents and their customers, and that our Company remains solid, both operationally and financially,” said Philip A. Pendergraft, Chief Executive Officer.
For Immediate Release

“During the second quarter, Penson was profitable on a cash basis and generated more than $10 million in Adjusted EBITDA. On June 30, 2011, we had $138.6 million of excess regulatory capital worldwide. Nonetheless, we are determined to return Penson to profitability on a GAAP basis and to increase shareholder value, and so we have already begun implementing a series of strategic initiatives that we anticipate will bring this about.”
Additional 2Q11 Detail
•	The Company generated Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation and the non-cash write down of nonaccrual receivables) of $10.3 million for the quarter and $22.2 million for the six months ended June 30, 2011.

•	Operating expenses included $7.7 million of non-cash items, equal to $4.8 million net of tax. Excluding these items from operating results, Penson had a cash profit of $1.2 million for the quarter and $3.5 million for the six months ended June 30, 2011.

•	Penson operating companies had excess regulatory capital of $138.6 million at June 30, 2011. Penson Financial Services, Inc., the Company’s largest subsidiary, ended the quarter with $159.5 million in regulatory capital, approximately $109.3 million in excess of its regulatory requirements.

•	Penson operating companies on June 30, 2011 had $6.4 billion in cash and cash equivalents, segregated cash and securities, and deposits with clearing organizations, up $47.5 million from March 31, 2011. Average customer balances were $9.1 billion, up $330.2 million on a sequential quarter basis.

•	Penson continued to add new correspondents. The Company ended the quarter with 452 revenue-generating correspondents compared to 437 at the end of the first quarter. Penson securities clearing operations increased a net 15, for a total of 390, while Penson Futures remained level at 62. As of June 30, 2011, there was a “pipeline” of 34 new correspondents signed, but not yet contributing to revenues.

•	Based on the size and composition of Penson’s interest-earning and interest-paying average balances for the quarter, the Company estimates that each 25 basis point increase in the federal funds rate would increase net interest revenue by approximately $1.3 million per quarter.
Conference Call
Penson will host a conference call on Friday, August 5, 2011, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com along with supporting materials. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
Non-GAAP Financial Measures
The Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation.
The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect in the second quarter 2011 and six months ended June 30, 2011 of the non-cash write down of nonaccrual receivables and stock-based compensation. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Futures, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.
Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited. Penson Futures is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE Futures Europe and ICE Futures USA.

Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 2Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
Revenues
Clearing and commission fees	$40,047	$43,847	$38,103	$83,894	$72,469
Technology	5,274	6,020	5,207	11,294	10,591
Interest, gross	30,003	28,366	20,078	58,369	40,668
Other	12,128	12,330	12,575	24,458	25,129

Total revenues	87,452	90,563	75,963	178,015	148,857
Interest expense from securities operations	8,999	8,254	4,854	17,253	10,321

Net revenues	78,453	82,309	71,109	160,762	138,536

Expenses
Employee compensation and benefits	27,318	28,479	31,927	55,797	59,561
Floor brokerage, exchange and clearance fees	11,936	11,971	9,501	23,907	18,572
Communications and data processing	19,364	19,364	12,134	38,728	23,531
Occupancy and equipment	8,026	8,528	7,928	16,554	15,732
Bad debt expense	43,144	194	58	43,338	75
Other expenses	7,537	8,677	11,676	16,214	18,401
Interest expense on long-term debt	9,787	9,711	7,429	19,498	11,984

	127,112	86,924	80,653	214,036	147,856

Loss before income taxes	(48,659)	(4,615)	(9,544)	(53,274)	(9,320)
Income tax benefit	(18,490)	(1,754)	(2,176)	(20,244)	(2,091)

Net loss	$(30,169)	$(2,861)	$(7,368)	$(33,030)	$(7,229)

Loss per share — basic	$(1.06)	$(0.10)	$(0.29)	$(1.16)	$(0.28)

Lloss per share — diluted	$(1.06)	$(0.10)	$(0.29)	$(1.16)	$(0.28)

Weighted average common shares outstanding — basic	28,546	28,478	25,830	28,512	25,702
Weighted average common shares outstanding — diluted	28,546	28,478	25,830	28,512	25,702

PENSON 2Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$85,214	$138,614
Cash and securities — segregated under federal and other regulations	5,747,924	5,407,645
Receivable from broker-dealers and clearing organizations	414,041	257,036
Receivable from customers, net	3,001,355	2,209,373
Receivable from correspondents	159,370	129,208
Securities borrowed	1,248,259	1,050,682
Securities owned, at fair value	245,210	201,195
Deposits with clearing organizations	528,735	423,156
Property and equipment, net	37,710	37,743
Other assets	360,390	399,532

Total assets	$11,828,208	$10,254,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$660,221	$128,536
Payable to customers	8,474,387	7,498,626
Payable to correspondents	429,645	469,542
Short-term bank loans	421,524	338,110
Notes payable	286,960	259,729
Securities loaned	1,097,291	1,015,351
Securities sold, not yet purchased, at fair value	112,306	115,916
Accounts payable, accrued and other liabilities	74,522	127,453

Total liabilities	11,556,856	9,953,263

Stockholders’ Equity
Total stockholders’ equity	271,352	300,921

Total liabilities and stockholders’ equity	$11,828,208	$10,254,184

PENSON 2Q11 RESULTS
Penson Worldwide, Inc.
Supplemental Data

	Three Months Ended					Six Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
(in thousands)	2010	2010	2010	2011	2011	2011
Interest revenue
Interest on asset based balances	$16,829	$19,635	$23,776	$25,594	$27,385	$52,979
Interest on conduit borrows	2,932	2,021	2,074	1,713	1,887	3,600
Money market	317	1,339	1,255	1,059	731	1,790

Total interest revenue	20,078	22,995	27,105	28,366	30,003	58,369
Interest expense
Interest expense on liability based balances	2,780	3,609	5,495	7,119	7,822	14,941
Interest on conduit loans	2,074	1,415	1,429	1,135	1,177	2,312

Total interest expense	4,854	5,024	6,924	8,254	8,999	17,253
Net interest revenue	$15,224	$17,971	$20,181	$20,112	$21,004	$41,116

Average daily balance(1)
Interest earning average daily balance	$6,012,500	$6,749,660	$8,136,860	$8,732,293	$9,062,497	$8,942,156
Interest paying average daily balance	5,565,131	6,132,368	7,381,684	8,104,356	8,469,697	8,306,993
Conduit borrow	615,696	583,871	545,523	652,845	661,567	657,206
Conduit loan	613,485	582,624	548,027	652,402	660,906	656,654
Average interest rate on balances (1)
Interest earning average daily balance	1.12%	1.16%	1.17%	1.17%	1.21%	1.18%
Interest paying average daily balance	0.20%	0.24%	0.30%	0.35%	0.37%	0.36%

Spread	0.92%	0.92%	0.87%	0.82%	0.84%	0.82%

Conduit borrow	1.90%	1.38%	1.52%	1.05%	1.14%	1.10%
Conduit loan	1.35%	0.97%	1.04%	0.70%	0.71%	0.70%

Spread	0.55%	0.41%	0.48%	0.35%	0.43%	0.40%

(1)	Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 2Q11 RESULTS
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDAS
(Unaudited)
(In thousands)

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2011	2011
Net loss	$(30,169)	$(33,030)
Income tax benefit	(18,490)	(20,244)
Depreciation	4,295	9,064
Amortization	1,033	2,083
Interest expense on long-term debt :
Cash interest expense	8,289	16,526
Noncash interest expense	1,498	2,972
Stock-based compensation	845	1,821

EBITDAS (1)	$(32,699)	$(20,808)

Non-cash write down of nonaccrual receivables	43,000	43,000

Adjusted EBITDA	$10,301	$22,192

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.